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Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of June 11, 2004, between ENCOMPASS MATERIALS GROUP LIMITED, a Washington corporation ("EMG") and Isonics Corporation, a California corporation ("Isonics").

RECITALS

A.
Isonics has issued to EMG a total of 731,930 shares (the "Shares") of its restricted no par value common stock (the "Common Stock") as partial consideration for the sale to Isonics of certain assets of EMG pursuant to an Asset Purchase Agreement dated as of the date hereof; and

B.
Isonics has granted EMG the right to cause the Shares to be registered under the Securities Act of 1933, as amended, and the rule and regulations thereunder (the "Securities Act"); and

C.
This Agreement sets forth the registration rights granted to and accepted by EMG.

        NOW, THEREFORE, the parties hereto mutually agree as follows:

        1.     Registrable Securities. As used herein the terms "Registrable Security" means each of the Shares and any shares of common stock issued as a dividend or other distribution with respect to, or in exchange for, any of the Shares, provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination that

          (a)   it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), and disposed of pursuant thereto, or

          (b)   registration under the Securities Act is no longer required for the immediate public distribution of such security.

The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security" to the extent held by EMG or any heir, legal representative, or permitted successor or assign. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

        2.     Registration.

          (a)   Piggy-Back Registration. To the extent that Isonics files any registration statement (each a "Piggyback Registration Statement") under the Securities Act (not including a registration statement on Form S-4, S-8, S-11, or other inappropriate form), EMG shall have the right ("Piggyback Right") to include the Registrable Securities in such Piggyback Registration Statement, subject to any requirements that may be imposed by any underwriter named in the Piggyback Registration Statement (which requirements may include, but are not limited to, a delay in the ability of the selling security holder to sell the Registrable Securities, a requirement that any sales be made through the underwriter, or a prohibition on any sales by the selling security holder pursuant to the registration statement in certain specified circumstances, in the underwriter's sole discretion).

If Isonics proposes to file a Piggyback Registration Statement, then it shall give EMG written notice of such proposed filing (a "Registration Notice") at least 21 days before the anticipated filing date of the Piggyback Registration Statement. The Registration Notice shall offer EMG the opportunity to include all or part of the Registrable Shares in the Piggyback Registration Statement. In order to exercise its rights under this Section 2(a), EMG must deliver a written request to be included in a Piggyback Registration Statement ("Registration Request") to Isonics within 10 days after receiving a Registration Notice. Each Registration Request must specify (a) the number of Registrable Securities, and (b) the intended method of disposing of the Registrable Securities. If Isonics timely receives a Registration Request, then Isonics shall include in the Piggyback Registration Statement (and any related qualification or other compliance filing under applicable state securities laws), and in any underwriting involved in the registration, all or any portion of the Shares.

          (b)   Demand Registration. If the Registrable Securities are not registered in accordance with Section 2(a) on or before the date that is six months after the date of this Agreement, EMG shall have the right to demand that Isonics file (not more than once) a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering all or, upon the election of EMG, a portion of the Registrable Securities for resale to the public. Such demand must be in writing, and such demand must set forth the information required to be disclosed about EMG and its plan of distribution as required by Items 507 and 508 of SEC Regulation S-K.

          (c)   Notice. The Registration Request under Section 2(a) and the demand for registration under Section 2(b) shall include a fully-completed and signed registration questionnaire in substantially the form of Exhibit A to this Agreement.

        3.     Covenants of Isonics with Respect to Registration.

        In case of each registration effected by Isonics pursuant to Section 2(a) or Section 2(b), Isonics covenants and agrees as follows:

          (a)   Isonics shall use its best efforts to cause the Piggyback Registration Statement and the Registration Statement (the "Registration Statements") to become effective with the Commission as promptly as possible. Isonics shall promptly prepare, and file with the Commission the Registration Statements with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statements relating to Registrable Securities to promptly become effective and keep the Registration Statements effective at all times during the earlier of the date that (i) EMG no longer owns any of the Registrable Securities, or (ii) Isonics receives an opinion of counsel to Isonics that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise (the "Registration Period"). The Registration Statements (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. "Prospectus" means the Prospectus included in the Registration Statements, as amended or supplemented by any Prospectus supplement and by all other amendments, including post-effective amendments, and all material incorporated by reference into the Prospectus.

          (b)   Isonics shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statements and the Prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of Isonics covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements.

          (c)   If any stop order shall be issued by the Commission in connection therewith, Isonics shall use its best reasonable efforts to obtain promptly the removal of such order. Following the effective date of the Registration Statements, Isonics shall, upon the request of EMG, forthwith supply such reasonable number of copies of the Registration Statements, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and any other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by EMG to permit EMG to make a public distribution of the Registrable Securities. The obligations of Isonics hereunder with respect to the Registrable Securities are subject to EMG furnishing to Isonics such appropriate information concerning EMG, the Registrable Securities and the terms of EMG's offering of such Registrable Securities as Isonics may reasonably request in writing.

          (d)   Isonics shall pay all costs, fees and expenses in connection with the Registration Statements filed pursuant to Section 2 hereof including, without limitation, Isonics' legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that EMG and each other person selling Registrable Securities shall be solely responsible for the fees of any counsel retained by them in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by EMG or any other holder pursuant thereto, except that Isonics shall be responsible for the fees and disbursements of one counsel for EMG in connection with the first registration pursuant to Section 2 hereof upon presentation of an invoice for such services by such counsel, in a total amount of no greater than $5,000 for any registration statement.

          (e)   Isonics shall use its best efforts to qualify or register the Registrable Securities included in the Registration Statements for the offer and sale under the securities or blue sky laws of such states as are reasonably requested by EMG, provided that Isonics shall not be obligated to execute or file any general consent to service of process, submit any shares to any escrow arrangement, become subject to any merit regulation requirements, or qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (f)    Isonics will notify EMG or the holder of Registrable Securities covered by the Registration Statements at any time:

            (i)    when an event has occurred which requires a post-effective amendment to the Registration Statements, or a supplement to the prospectus included therein, or when Isonics otherwise determines that the prospectus can no longer be used for the offer or sale of the securities described therein, or

            (ii)   (x) the Commission issues a stop order suspending the effectiveness of any Registration Statements under the Securities Act, (y) any state securities commission suspends the qualification of the Registrable Shares for offering or sale in any jurisdiction, or (z) an action relating to any such proceeding is initiated.

        4.     Additional Terms.

          (a)   Indemnification. Isonics shall indemnify and hold harmless EMG and each underwriter (within the meaning of the Securities Act) who may purchase from or sell any Registrable Securities for EMG:

            (i)    from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statements, any other registration statement filed by Isonics under the Securities Act with respect to the registration of the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (ii)   except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based solely upon information furnished or required to be furnished in writing to Isonics by EMG (or any other holder of Registrable Securities);

            (iii)  which indemnification shall include each person, if any, who controls EMG within the meaning of the Securities Act and each officer, director, employee and agent of EMG and underwriter;

            (iv)  provided, however, that the indemnification in this Section 4(a) with respect to any prospectus shall not inure to the benefit of EMG or any other holder of Registrable Securities or underwriter (or to the benefit of any person controlling any such person) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by EMG, any other holder of Registrable Securities, or underwriter, if the final prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such person by Isonics prior to the subject sale and the subsequent prospectus was not delivered or sent by EMG, such other holder of Registrable Securities or underwriter to the purchaser prior to such sale; and

            (v)   provided further, that Isonics shall not be obligated to so indemnify any person referred to above unless EMG shall at the same time be obligated to indemnify Isonics, its directors, each officer signing the Registration Statements and each person, if any, who controls Isonics within the meaning of the Securities Act (the "Isonics Indemnified Parties"), from and against any and all losses, claims, damages and liabilities to which any of the Isonics' Indemnified Parties may become subject, to the extent (and only to the extent) that such loss, claim damage and liability arises out of or is based upon (A) Isonics' reliance upon written information furnished by EMG expressly for use in connection with any registration statement or prospectus required to be filed or furnished by reason of this Agreement, or (B) EMG's omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b)   Contribution in Lieu of Indemnification. If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

          (c)   No Obligation to Sell. Neither the filing of a Registration Statements by Isonics pursuant to this Agreement nor the making of any request for prospectuses by EMG shall impose upon EMG any obligation to sell the Registrable Securities or any portion thereof.

          (d)   Obligation to Discontinue Sales. EMG and each other person offering Registrable Securities pursuant to the Registration Statements, upon receipt of notice from Isonics that an event has occurred which requires a post-effective amendment to the Registration Statements or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until such person receives a copy of a supplemented or amended prospectus from Isonics, which Isonics shall provide as soon as practicable after such notice.

          (e)   Obligation to file New Registration Statements. If Isonics fails to keep the Registration Statements referred to above continuously effective during the requisite period, then Isonics shall, promptly upon the request of EMG, use its best efforts to update the Registration Statements or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

          (f)    EMG's Obligation to Provide Information. EMG agrees to provide Isonics with any information or undertakings reasonably requested by Isonics in order for Isonics to include any appropriate information concerning EMG in the Registration Statements or in order to promote compliance by Isonics or EMG with the Securities Act.

          (g)   No Short Selling. EMG agrees with Isonics that it will not short sell Isonics's shares of Common Stock, either before or after the effective date of the Registration Statements.

        5.     Amendment. This Agreement may only be amended by a written instrument executed by Isonics and EMG.

        6.     Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

        7.     Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        8.     Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to EMG:	EnCompass Materials Group Limited 14170 Victor Place Saratoga, California 95070 Attention: Lynn Brewer Tel: (408) 867-5986 Fax: (408) 867-5986
With a copy to:	Davis Wright Tremaine LLP 1501 Fourth Ave., Suite 2600 Seattle, WA 98101 Attention: Julie Weston, Esq. Tel: 206-903-3918 Fax: 206-628-7699
If to Isonics:	Isonics Corporation 5906 McIntyre Street Golden, CO 80403 Attention: President Telephone: (303) 279-7900 Facsimile: (303) 279-7300
With a copy to:	Burns, Figa & Will, P.C. 6400 South Fiddlers Green Circle, Suite 1030 Englewood, CO 80111 Attention: Herrick K. Lidstone, Jr. Telephone: (303) 796-2626 Facsimile: (720) 493-9951

        9.     Binding Effect; Benefits. EMG may assign its rights hereunder provided EMG also assigns Registrable Securities pursuant to an exemption from registration under federal and applicable state laws which must be established to the reasonable satisfaction of Isonics. Should EMG properly assign any of the Registrable Securities to any other person pursuant to the preceding sentence, such assignee will become subject to the rights, and subject to the obligations and responsibilities, of EMG contained in this Agreement as if originally a party hereto. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, and permitted successors and assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

        10.   Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

        11.   Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        12.   Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and to be performed in the State of Washington. Each of the parties irrevocably agrees that any and all suits or proceedings based on or arising under this Agreement may be brought only in and shall be resolved in the federal or state courts located in Clark County, Washington and consents to the jurisdiction of such courts for such purpose. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in any such court. Each of the parties further agrees that service of process upon such party mailed by first class mail to the address set forth in Section 10 shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

        13.   Attorneys' Fees and Disbursements. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys' fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

[Signatures are on the following page]

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

ISONICS CORPORATION
By:	/s/ JAMES E. ALEXANDER James E. Alexander, President
ENCOMPASS MATERIALS GROUP LIMITED
By:	/s/ ROBERT SWOR Robert Swor, President

EXHIBIT A

REGISTRATION QUESTIONNAIRE AND AGREEMENT

James E. Alexander, President
Isonics Corporation
5906 McIntyre Street
Golden, Colorado 80403

Re:
Isonics Corporation ("Isonics") Registration Statement

        Please return this completed and signed Registration Questionnaire by facsimile to John V. Sakys, CPA, Vice President—Chief Financial Officer at 303-279-7300, with a copy to Herrick K. Lidstone, Jr. at 303-796-2777 not later than                        .

Dear Mr. Alexander:

        You have notified me that Isonics Corporation is preparing to file a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the "SEC"). I understand that the information contained in this Registration Questionnaire and Agreement is necessary to permit Isonics to include in the prospectus that will be included in the registration statement (the "Prospectus") certain securities which I hold. The Prospectus will include shares of Isonics common stock (the "Securities") that are underlying warrants I hold and which will be issued in my name upon my proper exercise such warrants.

        When effective, I understand that the registration statement will result in the Securities being registered for sale (the "Offering") on my behalf as a selling security holder provided I sell the Securities in accordance with the plan of distribution set forth in the Prospectus. I hereby confirm to you that I desire that the Securities be included.

        As President of Isonics and in connection with the preparation of the Prospectus, you have requested that I respond to the questions set forth below. Accordingly, by my signature and initials set forth below, I represent and warrant to you that:

        1.     I have attached            additional sheets as an addendum to this Registration Questionnaire to complete my answers.

        2.     My full name, address, business telephone number and tax identification number set forth on the signature page hereto are accurate and complete. (If a corporation or a partnership, please also set forth below the full name address, business telephone number and tax identification number of each person who owns 10% or greater equity interest in the corporation or partnership. If a corporation or a partnership, please also provide a copy of the resolution of the board of directors or the partners authorizing inclusion in the registration statement).

          a.     Investor

          b.     Equity Owners of Investor (if any)

        3.     According to the agreement(s) that I entered into with Isonics when I acquired the Securities, I made a representation that I was acquiring the securities for investment purposes only, and not with a view towards the resale or distribution thereof except pursuant to a registration statement that may become effective under the Securities Act of 1933. I hereby reconfirm to you the accuracy and completeness of that representation.

        4.     I have consulted with my legal, financial, investment and tax advisors with respect to my Securities and my decision to participate in the Prospectus to the extent I have determined such consultation to be necessary or appropriate. The information contained in this Registration Questionnaire is complete and accurate in all material respects.

        5.     I (and my affiliates and other persons whose share ownership is attributable to me) own the following securities issued by Isonics:

	Myself (number of securities)	Other Person(1)	Other Person(1)
Common Stock
Class B Warrants
Class C Warrants
Other Warrants(2)
Series A Preferred Stock
Series C Convertible Preferred Stock
Options
Other interest(3)

(1)
Please name the other person and describe your relationship.

(2)
Please describe the "Other Warrants":

(3)
Please describe the "Other Interest":

        6.     There are no liens, claims, encumbrances, pledges or security interests with respect to the Securities I own, except as follows (please describe and attach any document evidencing or giving notice of any such lien, claim, encumbrance, pledge or security interest) (if none, so state):

        7.     I will promptly advise James E. Alexander, President of Isonics, at the address shown above if I should retain any underwriter for the sale of the Securities so that an appropriate amendment or supplement to the Prospectus may be made by Isonics if it believes such amendment or supplement is necessary. I agree that I will reimburse Isonics for the costs that Isonics may incur in preparing any amendment or supplement to the Prospectus as a result of any change in my plan of distribution after the Prospectus becomes effective.

        8.     Except as follows, I have no agreement, arrangement or understanding with any broker or dealer with respect to the proposed Offering of the Securities and will make no additional such arrangements prior to the effective date of the Prospectus without providing prior written notice to Isonics (specify volume limitations on sales, parties and conditions of termination with respect to any such agreement) (if none, so state).

        9.     Since April 1, 2002, neither I nor any of my affiliates have held any position or office with Isonics, any of its predecessors or any of its affiliated entities, except as follows (if none, so state):

        10.   Since April 1, 2002, neither I nor any of my affiliates, nor any entity in which I have an interest has had any relationships or transactions with Isonics, its predecessors or any of its affiliated entities, except as follows (if none, so state):

        11.   I and any agents who are to effect sales of the Securities pursuant to the Prospectus have read and are familiar with Rules 10b-2, 10b-6, 10b-7 and Regulation M adopted under the Securities

Exchange Act of 1934 (the "1934 Act"). I will comply with the 1934 Act and Rules 10b-2, 10b-6 and 10b-7, and Regulation M in connection with their sales of the Securities under the Prospectus.

        I will ensure that any agents I use to sell any of the Securities are also familiar with and will comply with the 1934 Act and Rules 10b-2, 10b-6 and 10b-7, and Regulation M in connection with their sales of the Securities under the Prospectus.

        I have advised, or will advise any market maker with which I am associated, of my proposed participation in the Offering of the Securities. I will ensure (and hereby represent to Isonics) that any such associated market maker, if any, will cease any market making activities with respect to shares of Isonics common stock while I am engaged in the proposed distribution, if so required by Rule 10b-6 or Regulation M.

        12.   I have consulted with the following counsel concerning the proposed Prospectus and this Registration Questionnaire (if none, so state):

        I represent that such counsel has no interest in Isonics through stock ownership or otherwise, and further represents that such firm is not to be compensated on a contingent basis with respect to the Offering of the Securities for its services with respect to the proposed offering.

        13.   I have not obtained any insurance policy providing protection against liabilities under the Securities Act of 1933 (the "1933 Act"), except as follows (specify issuer and coverage if obtained) (if none, so state):                        .

        14.   I understand that the Securities will only be eligible for sale in a limited number of states. I understand that Isonics will inform me as to those states, and thereafter, I will not exercise the warrants or sell the Securities in a manner which would require the registration or qualification of the Securities or any transaction in which I sell the Securities under the laws of any other state.

        15.   I understand that I must deliver a current Prospectus to each purchaser of the Securities, or to the broker participating in the transaction, in accordance with the rules and regulations of the SEC. I agree to provide a Prospectus where required by such rules and regulations. I further agree to advise any broker or dealer through whom I sell any of the Securities that they are part of a secondary offering covered by the Prospectus. I also understand that if at any time Isonics advises me that the Prospectus is not current, I must immediately cease any efforts to exercise the warrants or sell the Securities.

        16.   I will indemnify and hold Isonics harmless from and against any and all losses, claims, damages and liabilities to which Isonics may become subject, to the extent (and only to the extent) that such loss, claim damage and liability arises out of or is based upon (A) Isonics' reliance upon written information furnished by me expressly for use in connection with any registration statement or prospectus required to be filed or furnished in connection with this Offering, or (B) my omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

        17.   The respective indemnities, agreements, representations, warranties and other statements of Isonics and me as set forth in this agreement or made by or on behalf of them, respectively, pursuant to this Registration Questionnaire shall remain in full force and effect regardless of any investigation (or any statements as to the results thereof) made by any officer, director or controlling person of Isonics or by or on behalf of me.

        18.   I am/am not a member firm of the National Association of Securities Dealers, Inc. (if a member, please provide details)

        19.   All statements, requests, notices and agreements hereunder shall be in writing, or by telegram if promptly confirmed in writing; and if to Isonics shall be sufficient in all respects if delivered or sent by certified or registered mail, return receipt requested, to James E. Alexander, President, at the address set forth above, and if to me, shall be sufficient in all respects if delivered or sent by certified or registered mail, return receipt requested, to the address set forth below my signature. A copy of any notice sent to Isonics must also be sent to: Burns Figa & Will, P.C., Suite 1030, Englewood, CO 80111 (fax: 303-796-2777).

        20.   This Registration Questionnaire shall be binding upon and inure solely to the benefit of Isonics and me, but the indemnity agreement hereby shall not inure to the benefit of any such underwriter on account of any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) arising from the sale of any Securities by such underwriter to any person, if such underwriter failed to send or give a copy of the Prospectus, as the same may then have been supplemented or amended (if such supplement or amendment shall have been furnished to me) to such persons with or prior to written confirmation of the sale.

        21.   I will advise the President of Isonics of any change in the information relating to the representations made herein so long as the registration statement is on file with the SEC and is effective.

        22.   I will reaffirm the statements made in this Registration Questionnaire at Isonics' request, and will promptly review and comment upon or accept the draft registration statement when it is sent to me.

        23.   I prefer to receive documents by (check one and complete):

                                email at                        ; or

        (please provide address)

                    federal express at

        (please provide address)

Please initial:

        I hereby request that Isonics deliver two final Prospectuses, to me for use in the sale of the Securities. I understand that Isonics will deliver a similar number of supplements to the Prospectus or amended Prospectuses in the event such modifications to the Prospectus are effected while I continue to hold a portion of the Securities.

        Agreed to and accepted as of the date set forth below:

SELLING SECURITYHOLDER
, 2004	By:
Name:
Tax ID Number:	Address:

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